FLORSHEIM GROUP INC.
                                                                   Exhibit 12.1
Earnings to Fixed Charges                                          ------------

(Dollars in thousands, except ratio data)

===================================================================================================================================
                                         Five months   Twelve months  Twelve months   Twelve months   Twelve months   Twelve months
                                            ended          ended          ended           ended           ended           ended
                                        Jan. 2, 1993   Jan. 1, 1994   Dec. 31, 1994   Dec. 30, 1995   Dec. 28, 1996    Jan. 3, 1998
===================================================================================================================================
Earnings (loss) before
  income taxes and extraordinary item     $ 13,406      $ 19,631         $  9,530        $ (6,287)      $  2,785           2,700
Fixed charges                                7,313        17,027           17,522          20,720         17,429        $ 16,845
===================================================================================================================================
Earnings as adjusted                        20,719        36,658           27,052          14,433         20,214          19,545
===================================================================================================================================
Fixed charges:

Interest expense                             4,457        10,350           10,408          13,274          9,989           9,130

Interest factor of rents:
  (1/3 of rent expense)                      2,856         6,677            7,114           7,446          7,440           7,715
===================================================================================================================================
Total fixed charges                       $  7,313      $ 17,027         $ 17,522        $ 20,720       $ 17,429        $ 16,845
===================================================================================================================================
Earnings as adjusted/
  Total fixed charges                         2.83          2.15             1.54             -             1.16            1.16
===================================================================================================================================
Deficiency                                                                               $ (6,287)
===================================================================================================================================


















                                                                  (Continued)

FLORSHEIM GROUP INC.                                         Exhibit 12.1 Cont.
                                                             ------------------
Earnings to Fixed Charges

(Dollars in thousands, except ratio data)


==============================================================================================================

                                                                              Proforma (1)       Proforma (1)
                                                                             Twelve months       Twelve months
                                                                                 ended               ended
                                                                              Jan. 1, 1994       Dec. 31, 1994
==============================================================================================================
Earnings (loss) before
  income taxes                                                                 $ 11,438            $  1,581
Fixed charges                                                                    21,127              21,614
==============================================================================================================
Earnings as adjusted                                                           $ 32,565            $ 23,195
==============================================================================================================
Fixed charges:

    Interest expense                                                             14,150              14,500
      (1/3 of rent expense)                                                       6,677               7,114
==============================================================================================================
Total fixed charges                                                            $ 20,827            $ 21,614
==============================================================================================================

Earnings as adjusted / total fixed charges                                         1.54                1.07
==============================================================================================================

(1) See Note 16 to Selected Consolidated Financial and Operating Data. Pro forma information adjustments for the spin off and debt transactions as if they occurred January 2, 1993.














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